As filed with the Securities and Exchange Commission on August 21, 1998
                                              Registration No. 333-
   =============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------
                          SYLVAN LEARNING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

       MARYLAND                                         52-1492296
(State of Incorporation)                   (I.R.S. Employer Identification No.)
                          1000 Lancaster Street
                       Baltimore, Maryland 21202
                           (410) 843-8000
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          SYLVAN LEARNING SYSTEMS, INC.
                            1998 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                            Douglas L. Becker
                          Sylvan Learning Systems, Inc.
                          1000 Lancaster Street
                        Baltimore, Maryland 21231
                             (410) 843-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                        Richard C. Tilghman, Jr., Esquire
                          Piper & Marbury L.L.P.
                             36 South Charles Street
                            Baltimore, Maryland 21201
                                 (410) 539-2530


                    CALCULATION OF REGISTRATION FEE
===============================================================================
   Title of                    Proposed Maximum Proposed Maximum    Amount of
  Securities      Amount to be  Offering Price  Aggregate Offering Registration
 to be Registered  Registered   Per Share(2)        Price(2)           Fee
-------------------------------------------------------------------------------
  Common Stock,
 $.01 par value(1)  2,500,000     $26.0625        $65,156,250        $19,221
================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Sylvan Learning System, Inc. Common Stock reported on the Nasdaq National Market on August 19, 1998 (i.e., $26.0625).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Not required to be included in this Form S-8 Registration Statement pursuant to the introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         ------------------------------------------------


         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 0-22844) pursuant to the
Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Reports on Forms 10-Q for each of the quarters ended March 31, 1998 and June 30, 1998, except as superceded by (2) below.

         2. The Company's Current Report on Form 8-K dated July 29, 1998, relating to the restatement of the Company's consolidated financial statements for each of the three years in the period ended December 31, 1997 and for the quarters ended March 31, 1998 and 1997 to give retroactive effect to the Company's merger with Aspect International Language Schools, B.V. and subsidiaries.

         3. The Company's Current Report on Form 8-K dated March 11, 1998, relating to the restatement of the Company's selected financial data schedule to give effect to the Company's adoption of Statement of Financial Accounting Standards No. 128, Earnings Per Share as of December 31, 1997.

         4. The description of the Company's 1998 Stock Incentive Plan contained in the Company's Schedule 14A Definitive Proxy Statement for the 1998 Annual Meeting of Stockholders filed on April 21, 1998.

         5. The description of Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed with the Commission under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
         None.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

         The Charter and By-laws provides that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

Item 8. Exhibits.
        --------

     Exhibit No.                        Description
     ----------                         -----------

         4.1 Articles of Amendment and Restatement (incorporated by reference from the Company's Registration Statement on Form S-1 (No. 33-69558))

         4.2 Amended and Restated By-Laws dated September 27, 1996 (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996)

         4.3 Sylvan Learning Systems, Inc. 1998 Stock Incentive Plan (incorporated by reference from Exhibit A of the Schedule 14A Definitive Proxy Statement for the 1998 Annual Meeting of Stockholders filed on April 21, 1998)

         5.1 Opinion of Piper & Marbury L.L.P. regarding the legal validity of the securities being registered

         23.1         Consent of Ernst & Young LLP

         23.2         Consent of Deloitte & Touche

         23.3         Consent of Deloitte & Touche LLP

         23.4         Consent of Smith, Lange & Phillips, LLP

         23.5         Consent of Piper & Marbury L.L.P. (included in Exhibit
                      5.1)

         24.1         Power of Attorney (included on signature page)

Item 9.  Undertakings.
         -------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

                      Provided,   however,   that   paragraphs   (a)(1)(i)   and
         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                 (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 21st day of August, 1998.

                              SYLVAN LEARNING SYSTEMS, INC.

                              By  /s/ R. Christopher Hoehn-Saric
                                 -------------------------------------------
                                 R. Christopher Hoehn-Saric, Chairman of the
                                      Board and Co-Chief Executive Officer

         Know all men by these presents, that each person whose signature appears below constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                   Title                      Date
          ---------                   -----                      ----

/s/ R. Christopher Hoehn-Saric   Co-Chief Executive Officer  August 21, 1998
------------------------------   and Chairman of the Board
R. Christopher Hoehn-Saric       of Directors (Principal
                               Executive Officer)

/s/ Douglas L. Becker            Co-Chief Executive Officer  August 21, 1998
------------------------------   President, Secretary and
 Douglas L. Becker               Director


/s/ B. Lee McGee                 Chief Financial Officer     August 21, 1998
------------------------------   (Principal Financial and
 B. Lee McGee                     Accounting Officer)


/s/ Donald V. Berlanti                Director               August 21, 1998
------------------------------
Donald V. Berlanti

/s/ R. William Pollock                Director               August 21, 1998
------------------------------
R. William Pollock

/s/ J. Phillip Samper                 Director               August 21, 1998
------------------------------
J. Phillip Samper

/s/ Rick Inatome                      Director               August 21, 1998
Rick Inatome

                                  EXHIBIT INDEX

                                                                    Sequentially
      Exhibit No.                Description                  Numbered Page
      -----------                -----------                  -------------

          4.1      Articles of Amendment and Restatement              ---
                   (incorporated by reference from the Company's
                   Registration Statement on Form S-1
                   (No. 33-69558))

          4.2      Amended and Restated By-Laws dated September       ---
                   27, 1996 (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996

          4.3      Sylvan Learning Systems, Inc. 1998 Stock           ---
                   Incentive Plan (incorporated by reference from Exhibit A of the Schedule 14A Definitive Proxy Statement for the 1998 Annual Meeting of Stockholders filed on April
                   21, 1998)

          5.1      Opinion of Piper & Marbury L.L.P. regarding the      7
                   legal validity of the securities being registered.

          23.1     Consent of Ernst & Young LLP                         8

          23.2     Consent of Deloitte & Touche                         9

          23.3     Consent of Deloitte & Touche LLP                    10

          23.4     Consent of Smith, Lange & Phillips, LLP             11

          23.5     Consent of Piper & Marbury L.L.P. (included         ---
                   in Exhibit 5.1)

          24.1     Power of Attorney (included on signature page)      ---

                                                                     EXHIBIT 5.1
                                                               -----------
                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET              WASHINGTON
                         BALTIMORE, MARYLAND 21201-3018           NEW YORK
                                 410-539-2530                   PHILADELPHIA
                             FAX: 410-539-0489                     EASTON




                                 August 21, 1998


Sylvan Learning Systems, Inc.
1000 Lancaster Street
Baltimore, Maryland 21201

                     Re: Registration Statement on Form S-8
                             -----------------------------------

Dear Sirs:

         We have acted as counsel to Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 2,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Plan Shares"), issuable in connection with the Sylvan Learning Systems, Inc. 1998 Stock Incentive Plan (the "Plan"), duly adopted by the Company's Board of Directors and approved by the Company's stockholders at a meeting at which a quorum was present.

         In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Plan Shares, the proceedings of the stockholders of the Company relating to the approval of the Plan and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that the Plan Shares have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ Piper & Marbury L.L.P.

                                                                    EXHIBIT 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
             --------------------------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______________) of Sylvan Learning Systems, Inc. for the registration of 2,500,000 shares of its common stock pertaining to the 1998 Stock Incentive Plan of our report dated July 28, 1998 with respect to the consolidated financial statements of Sylvan Learning Systems, Inc. included in its Current Report on Form 8-K dated July 29, 1998, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Baltimore, Maryland
August 17, 1998

                                                                    EXHIBIT 23.2


             CONSENT OF DELOITTE & TOUCHE, INDEPENDENT AUDITORS
             --------------------------------------------------

We consent to the incorporation by reference in this Registration Statement of Sylvan Learning Systems, Inc. on Form S-8 of our report dated July 27, 1998, with respect to the consolidated financial statements of Anglo-World Education
(UK) Limited and Subsidiaries included in Sylvan Learning Systems, Inc.'s Current Report on Form 8-K dated July 29, 1998.

                                                   /s/ Deloitte & Touche
                                                   Deloitte & Touche

Southamption
United Kingdom
August 17, 1998

                                                                    EXHIBIT 23.3


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS
             ------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement of Sylvan Learning Systems, Inc. on Form S-8 of our reports dated March 14, 1997 (relating to the financial statements of Independent Child Study Teams, Inc. and I-R, Inc. not presented herein) appearing in the Annual Report on Form 10-K, of Sylvan Learning Systems, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
August 14, 1998

                                                                    EXHIBIT 23.4


        CONSENT OF SMITH, LANGE & PHILLIPS, LLP, INDEPENDENT AUDITORS
        -------------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement of Sylvan Learning Systems, Inc. on Form S-8 of our reports listed below appearing in the Annual Report on Form 10-K of Sylvan Learning Systems, Inc. for the year ended December 31, 1997.

Fiscal Year                                       Report Dated
-----------                                       ------------

September 30, 1995                                June 11, 1998
September 30, 1996                                December 10, 1996
September 30, 1997                                December 7, 1997


COMPANY NAME:      Smith, Lange & Phillips LLP
                   /s/ Smith, Lange & Phillips LLP

DATE:              August 14, 1998